Exhibit 23.1

TBPE REGISTERED ENGINEERING FIRM F-1580			FAX (713) 651-0849
1100 LOUISIANA	SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we consent to the incorporation by reference in the registration statement (No. 333-207463) on Form S-3ASR of Murphy Oil Corporation to our firm’s name under the caption “Experts” and the inclusion of our report, dated July 21, 2016, which appears as Exhibit 99.3 in the Form 8-K of Murphy Oil Corporation filed on August 10, 2016.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

August 10, 2016

SUITE 600, 1015 4TH STREET, S.W.    CALGARY, ALBERTA T2R 1J4            TEL (403) 262-2799            FAX (403) 262-2790

    621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501          TEL (303) 623-9147            FAX (303) 623-4258